MIDAMERICAN ENERGY HOLDINGS COMPANY

                       RESTATED DEFERRED COMPENSATION PLAN

                               BOARD OF DIRECTORS


                                    ARTICLE I
                            ESTABLISHMENT AND PURPOSE

1.1 BACKGROUND OF PLAN. MidAmerican Energy Holdings Company presently maintains a deferred compensation plan for its Board of Directors.

This restated Plan shall replace that Plan if the Merger,  as defined in Section
1.4 below closes in 1999, and shall replace that Plan as of the closing date of the Merger.

The Plan shall be maintained as an unfunded plan of deferred compensation for its Board of Directors.

1.2 PURPOSE OF PLAN. The purpose of this Plan is to provide the Company's Board of Directors with an additional way to defer portions of their Board of Directors fees.

1.3 APPLICABILITY OF PLAN. The provisions of this Plan are applicable to members of the Company's Board of Directors who serve on the Board on or after January 1, 1999, and, with respect to amounts deferred under any Predecessor Plan, are applicable to participants who still have account balances under any such Plan. This Plan shall not accept any deferrals with respect to any Director fees payable after the closing date of the Merger.

1.4 MERGER OF PREDECESSOR PLANS. For ease of administration, and in recognition of the need to change earnings credit and method of valuation in the Predecessor Plan in light of the anticipated acquisition of MidAmerican Energy Holdings Company by CalEnergy Company, Inc. (through a merger of a subsidiary of CalEnergy with and into MidAmerican Energy Holdings Company ("Merger")), the accounts under the Predecessor Plan are hereby merged into the Plan, effective as of the date of closing of the Merger.

                                    ARTICLE 2
                                   DEFINITIONS

Whenever used in this Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized. The definition of any term in the singular shall also include the plural, whichever is appropriate in the context.


2.1 ACCOUNT. Account means the bookkeeping account maintained for each Participant that represents the Participant's total interest

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under the Plan as of any  Valuation  Date. It shall also consist of any accounts transferred from Predecessor Plans. A Participant shall have a fully vested and nonforfeitable interest at all times in his or her Account.

2.2 BENEFICIARY. Beneficiary means the person or persons designated by the Participant to receive any benefits payable from the Participant's Account after his or her death. Each Participant shall designate his or her Beneficiary (or change this designation) at a time and in a manner specified by the Committee. If no person is designated as a Beneficiary, if a designation is revoked, or if no designated Beneficiary survives the Participant, the Beneficiary shall be the Participant's estate.

2.3 CODE. Code means the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time. A reference to a particular section of the Code shall also include the regulations promulgated under such section.

2.4 COMMITTEE. Committee means the Compensation Committee established by the Board of Directors of the Company.

2.5  COMPANY.  Company means MidAmerican Energy Holdings Company.

2.6 DIRECTOR. Director means any person serving as a member of the Board of Directors of the Company.

2.7 INVESTMENT FUND. Investment Fund means an investment benchmark or fund designated by the Committee as an investment medium for the hypothetical investment of a Participant's Account. There shall be a choice between the S&P 500 Stock Index Benchmark, the Lehman Brothers Aggregate Bond Index Benchmark and the Stable Fund Fixed Rate Benchmark. The Committee shall have the discretion to establish and terminate investment benchmarks or funds as it may deem appropriate.

     (a) S&P 500 Stock Index Benchmark means the S&P 500 Stock Index Value as published by Standard and Poor as of the end of each business day, including dividends reinvested.

     (b) Lehman Brothers Aggregate Bond Index Benchmark means the Aggregate Bond Index Value as published by Lehman Brothers as of the end of each business day.

     (c) Stable Fund Fixed Rate Benchmark shall be an account in which the credits in the account do not fluctuate in value, and the values in the account are credited with an annual interest rate, compounded annually. The annual interest rate shall be set for each calendar year based on the one-year U.S. Treasury Bill rate on October 15 in

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
         the prior year (or the previous business day if October 15 is not a business day), except that for 1999, the rate shall be 4.3%.

2.8 PARTICIPANT. Participant means a Director who has elected to participate in the Plan. It also means any person with an account balance under this Plan.

2.9 PLAN. Subsequent to the closing date of the Merger, Plan means this MidAmerican Energy Holdings Company Restated Deferred Compensation Plan - Board of Directors, as it may be amended from time to time. Prior to the closing date of the Merger, Plan means the MidAmerican Energy Holdings Company Deferred Compensation Plan - Board of Directors in existence prior to this restated Plan.

2.10  PLAN YEAR.  Plan Year means the calendar year.

2.11  PREDECESSOR PLAN.  The  following  plan shall be considered a Predecessor
Plan:

     (a) MidAmerican Energy Holdings Company Deferred Compensation Plan - Board of Directors

2.12 VALUATION DATE. Valuation Date means the last business day of each calendar year and any other date that the Committee selects in its sole discretion for the revaluation and adjustment of Accounts.

                                    ARTICLE 3
                                  PARTICIPATION

3.1 PARTICIPATION. A Participant with an Account under the Plan as of the closing date of the Plan shall continue to be a Participant under the Plan until all amounts have been distributed from his or her Account.

                                    ARTICLE 4
                               DEFERRAL ELECTIONS

4.1 NO DEFERRALS AFTER MERGER. Following the closing date of the Merger, no additional deferrals shall be made or credited under this Plan with respect to any Director fees payable after such date except for Director fees earned for services rendered before such date.

                                    ARTICLE 5
                             PARTICIPANTS' ACCOUNTS

5.1 INVESTMENT OF 1999 DEFERRALS. With respect to each deferral election a Participant made under this Plan for 1999 prior to the closing date of the Merger, the Participant shall elect in writing,

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prior to the closing  date of the  Merger,  to  hypothetically  deem to have the deferrals made on his or her behalf invested in any one or more of the Investment Funds in 1 percent increments. The account value for each amount deferred shall be determined based on the Investment Fund's value on the date the amount deferred would have otherwise been paid. This investment election shall supersede and replace the investment election made by the Participant with respect to amounts deferred for 1999 under the Plan prior to the closing date of the Merger.

5.2 INVESTMENT CHANGES FOR PREDECESSOR PLANS. With respect to account balances in the Predecessor Plan, if the valuation of any account is dependent upon the book value or fair market value of MidAmerican Energy Holdings Company common stock, or if earnings on an account are determined by the dividend rate on MidAmerican Energy Holdings Company common stock, each Participant who has such an account balance shall file an election form with the Committee prior to, or within fifteen (15) days after, the closing date of the Merger, designating, pursuant to the procedures in section 5.1, the Investment Funds in which such account is deemed to be invested. To the extent the value of an account, as of the closing date of the Merger, is based on the value of MidAmerican Energy Holdings Company common stock, the value of each stock unit in any such account shall be deemed to be $27.15. In any account based on a fixed value with crediting of interest only, but which varies in the interest rate credited from time to time, interest on the account shall be credited through date of closing of the Merger. Amounts converted to the Investment Funds as of the closing date of the Merger shall be converted based on the Investment Fund benchmark values on the date of closing.

5.3 CHANGES IN INVESTMENTS. A Participant may change the hypothetical investment allocation in his or her account no more than once during any calendar quarter by filing an appropriate form with the Committee (or its designated administrative representative) specifying the change to be made. The change shall be processed within five (5) business days of receipt of the change request by the Committee.

5.4  VALUATION OF ACCOUNTS.

     (a) ALLOCATION OF EARNINGS AND LOSSES. A Participant's Account shall be adjusted as of each Valuation Date to reflect any gains or losses that would have been credited or debited to the Account if it had actually been invested in the manner described in section 5.1. Accounts where an investment change request has been received between these dates will be credited or charged for any investment gains or losses since the last Valuation Date through the effective date of the investment change.

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
     (b) CHARGES AGAINST ACCOUNT. Any payments made to a Participant or Beneficiary under Article 6 shall be charged against the Participant's Account.

5.5 FINANCING. The benefits under this Plan shall be paid out of the general assets of the Company, except to the extent they are paid from the assets of a grantor trust established by the Company to pay these benefits.

5.6 UNSECURED INTEREST. No Participant shall have any interest whatsoever in any specific asset of the Company. To the extent that any person acquires a right to receive payments under this Plan, this right shall be no greater than the right of any unsecured general creditor of the Company.

5.7 NONTRANSFERABILITY. In no event shall the Company make any payments under this Plan to any assignee or creditor of a Participant or Beneficiary. Prior to the time of payment hereunder, no Participant or Beneficiary shall have any right by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan, nor shall rights be assigned or transferred by operation of law.

                                    ARTICLE 6
                               PAYMENT OF ACCOUNTS

6.1 CONDITIONS ON RIGHT TO RECEIVE PAYMENT. A Participant shall not be entitled to payment of any deferred compensation from his or her account until the time elected by the Participant as set forth on the written deferral election form filed with the Corporate Secretary of the Company, or until his or her death or permanent disability, whichever occurs first. The election form shall state the date the payment shall commence and the period over which payment shall be made. The Participant may elect to receive deferred compensation and accumulated earnings thereon in his or her Account either in a lump sum payment or in annual installments. Once an election is filed, it shall not be changed except by approval of the Board of Directors of the Company. If annual installments are selected, each annual installment shall not be less than an amount equal to the value of the account at the beginning of the Plan Year in which distribution is to be made divided by the life expectancy of the Participant at the beginning of such Plan Year (or the joint life expectancy of the Participant and spouse if the Participant is married). Each annual installment shall be made within fifteen (15) days following the first day of each Plan Year. If an election is made to receive a lump sum payment, payment shall be made within fifteen (15) days following the first day of the Plan Year in which payment is to be made, and the amount of the lump sum payment shall be equal to the value of the account as of December 31 of the preceding Plan Year. Payment of a lump sum amount or any annual installment shall be made in cash.

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
6.2 CHANGE IN ELECTION UNDER PREDECESSOR PLAN. Except as provided below, with respect to elections filed for deferred amounts under a Predecessor Plan, such election as to method and timing of payment shall continue to be applicable to the accounts transferred from a Predecessor Plan. A Participant may file a revised election with respect to the account transferred from a Predecessor Plan. The revised election form shall specify the new timing and method of payout (either lump sum or annual installments). If the new election serves to accelerate the payout of a lump sum or to elect a lump sum payment where annual installments had been previously elected, and if the new lump sum election is for payment to occur within three years of the date of closing of the Merger, the value of the account shall be reduced by 6% as of the new date elected for payout. If the new election form does not accelerate payments to within three years following the date of closing of the Merger, no reduction shall be made in the value of the account to be paid. A change may be made with respect to revising the timing of payout of substantially equal annual installments as long as the final annual payment does not occur any earlier than January 1, 2002. Any new elections as to timing or method of payout must be made within fifteen (15) days following the closing date of the Merger.

6.3 PAYMENT IN THE EVENT OF DEATH. In the event of the death of a Participant occurring either before the commencement of payment or before the full balance of the Participant's account has been paid, the unpaid balance in the Account shall be paid in a lump sum to the Participant's designated beneficiary or estate, payment shall be made within thirty (30) days following the date of death. The value of the Account shall be based upon the value of the Investment Funds in his or her account on the date of death (or on the preceding business day, if date of death is not a business day).

                                    ARTICLE 7
                               GENERAL PROVISIONS

7.1  GENERAL PROVISIONS.

     (a)  UNFUNDED PLAN.

          (i) This Plan is intended to be an unfunded plan maintained primarily to provide benefits to a "select group of management or highly compensated employees" within the meaning of Section 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and as amended from time to time or any successor thereto, and, therefore, is further intended to be exempt from the provisions of Parts 2, 3 and 4 of

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
               Title I of ERISA.  Accordingly,  the  Compensation  Committee may
               terminate the Plan for any or all Participants in order to achieve and maintain this intended result, provided that previously accrued benefits hereunder shall not be reduced or otherwise adversely affected without the written consent of the affected Participants.

          (ii) The obligations hereunder shall at all times be unsecured and payments with respect to any benefits hereunder shall be paid out of the general operating revenue of the Company. A trust may be established to provide for the payment of benefits to Participants hereunder as long as the assets of such trust are subject to the claims of general creditors of the Company with respect to the deferrals (and earnings thereon, if applicable).

     (b) WITHHOLDING. The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy Federal, state and local tax withholding requirements, or to deduct from any or all payments made pursuant to the Plan amounts sufficient to satisfy such withholding tax requirements.

     (c) COSTS OF THE PLAN. All costs of implementing and administering the Plan shall be borne by the Company.

     (d) NON-ALIENATION OF BENEFITS. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or claims of the person entitled to such benefit. If any Participant or designated beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit hereunder, then such right or benefit shall, in the discretion of the Compensation Committee, cease, and in such event, the Company may hold or apply the same or any part thereof for the benefit of the Participant or the designated beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such proportion as the Compensation Committee may deem proper.

     (e) SUCCESSORS. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the direct or indirect result of a merger or reorganization involving the Company or the purchase or other acquisition, of all or substantially all of the business or assets of the Company.

     (f)  AMENDMENT OR TERMINATION OF PLAN.

          (i) The Board of Directors reserves the right at any time and from time to time to amend, suspend or terminate the Plan without the consent of any Participant or other person claiming a right under the Plan.

          (ii) Any amendment or termination of this Plan shall not adversely affect the rights of Participants or designated beneficiaries to payments of amounts credited to Participants in their Account at the time of such amendment or termination.

     (g) SEPARABILITY. If any term or provision of this Plan as presently in effect or as amended from time to time, or the application thereof to any payments or circumstances, shall to any extent be invalid or unenforceable, the remainder of the Plan, and the application of such term or provision to payments or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term or provision of the Plan shall be valid and enforced to the fullest extent permitted by law.

     (h)  CONSTRUCTION.   The  provisions  of  this  Plan  shall  be  construed,
          administered and enforced according to the laws of the State of Iowa.

     (i) TITLES. The titles of the Articles and Sections herein are included for convenience of reference only and shall not be construed as part of this Plan, or have any effect upon the meaning of the provisions hereof.

     (j) IMPOSSIBILITY OF ACTION. In case it becomes impossible for the Company to perform any act under this Plan, that act shall be preformed which in the judgment of the Company will most nearly carry out the intent and purposes of this Plan. All parties concerned shall be bound by any such acts performed under such conditions.

     (k) AUTHORIZED OFFICERS. Whenever the Company under the terms of the Plan is permitted and required to perform any act or matter or thing, it shall be done and performed by a duly authorized officer of the Company.

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